UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007 (June 7, 2007)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-125338	30-0309068
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

We previously disclosed certain acquisitions of real property as set forth in Item 2.01 on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007. This Form 8-K contained certain disclosures related to Dividend Capital Total Realty Trust Inc.’s (the “Company”) acquisition of 22 of the 25 properties included in the New England Retail Portfolio (the “First Closing Properties”).  The Company expects to close on the remaining three properties in the New England Retail Portfolio (the “Second Closing Properties”) during October 2007.  There is no assurance that the Company will be able to complete the purchase of the Second Closing Properties.

The aforementioned Form 8-K was filed without the requisite financial information for such acquisitions.  Accordingly, pursuant to Item 9.01 of Form 8-K, we are filing this Form 8-K/A to incorporate by reference the required financial information.  Such information should be read in conjunction with the descriptions of the transactions contained in the aforementioned Form 8-K, which such descriptions are incorporated herein by reference.

(a) Financial Statements of Real Estate Property Acquired:

The following required financial statement information has been previously included in our Post-Effective Amendment No. 7 to Form S-11 filed with the Securities and Exchange Commission on August 24, 2007 and is hereby incorporated by reference herein to this Form 8-K/A:

NEW ENGLAND RETAIL PORTFOLIO:

Report of Independent Registered Public Accounting Firm

Statements of Revenues and Certain Expenses for the three months ended March 31, 2007 (Unaudited) and for the year ended December 31, 2006

Notes to Financial Statements

(b) Unaudited Pro Forma Financial Information:

The required pro forma financial information has been previously included in our Post-Effective Amendment No. 7 to
Form S-11 filed with the Securities and Exchange Commission on August 24, 2007 and is hereby incorporated by reference herein to this Form 8-K/A.

(c) Shell Company Transactions:

None.

(d) Exhibits:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

October 16, 2007
	By:	/s/ Sonya J. Rosenbach
Sonya J. Rosenbach
Chief Accounting Officer & Treasurer